UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2014

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction

of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Spin-Off of Senior Housing Properties

As previously disclosed, the board of directors of Newcastle Investment Corp. (“Newcastle”) has determined that a spin-off of its senior housing assets is in its best interests. The spin-off will be effected as a distribution to the holders of Newcastle’s common stock of shares of New Senior Investment Group Inc. (“Senior Living”), which is currently a wholly-owned subsidiary of Newcastle. Senior Living intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) and to be listed on the New York Stock Exchange (“NYSE”). Senior Living will be externally managed by Newcastle’s manager pursuant to a new management agreement. Following the spin-off, Newcastle expects its business strategy will be primarily focused on real estate debt, golf and other assets, as well as pursuing strategic opportunities to liquidate, or “collapse,” its collateralized debt obligations.

Newcastle currently expect that Senior Living will primarily target investments in the senior housing sector of healthcare real estate, including, but not limited to, dedicated independent living facilities and properties with some combination of independent living, assisted living or memory care facilities.

There can be no assurance that the spin-off will be completed as anticipated or at all. Newcastle’s ability to complete the spin-off is subject to, among other things, the SEC declaring the registration statement filed with regard to the spin-off effective, the filing and approval of an application to list Senior Living’s common stock on the NYSE and the formal declaration of the distribution by Newcastle’s board of directors. Failure to complete the spin-off could negatively affect the price of the shares of Newcastle’s common stock. Stockholder approval will not be required or sought in connection with the spin-off.

In addition, the spin-off may not have the full or any strategic and financial benefits that Newcastle expects, or such benefits may be delayed or may not materialize at all. The anticipated benefits of the spin-off are based on a number of assumptions, which may prove incorrect. For example, Newcastle believes that analysts and investors will regard Senior Living’s investment strategy and asset portfolio more favorably as a separate company than as part of Newcastle’s existing portfolio and strategy and thus place a greater value on Senior Living as a stand-alone REIT than as a business that is a part of Newcastle. In the event that the spin-off does not have these and other expected benefits, because of the diversification of Senior Living’s portfolio or for any other reason, the costs associated with the transaction, including an expected increase in management compensation and general and administrative expenses, could have a negative effect on Senior Living’s financial condition and results and each company’s ability to make distributions to the stockholders of each company.

Pro forma financial information regarding the impact of the spin-off is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Public Offering of Common Stock

On August 12, 2014, Newcastle issued a press release announcing the commencement of a public offering of 40,000,000 shares of its common stock (the “Offering”). In connection with the Offering, Newcastle intends to grant the underwriters an option for 30 days to purchase up to an additional 6,000,000 shares of common stock (subject to adjustment for the Company’s announced 3-for-1 reverse stock split). The press release announcing the commencement of the Offering is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Reverse Stock Split

As previously announced, on August 6, 2014, the board of directors of Newcastle approved a 3-for-1 reverse stock split of its common stock. Newcastle previously announced that it expected the reverse stock split would be effective after the close of trading on Monday, August 18, 2014, and that shares of its common stock would begin trading on a split-adjusted basis on Tuesday, August 19, 2014.

Selected financial data for Newcastle which reflects the effect of the 3-for-1 reverse common stock split for (i) the three and six months ended June 30, 2014 and 2013, (ii) the three months ended March 31, 2014 and 2013, and (iii) the years ended December 31, 2013, 2012, 2011, 2010 and 2009 is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Pro Forma Financial Information.

99.2	Press Release, dated August 12, 2014, announcing the commencement of the Offering.

99.3	Selected Financial Data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.
(Registrant)

/s/ Justine A. Cheng
Justine A. Cheng
Chief Financial Officer

Date: August 12, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Pro Forma Financial Information.

99.2	Press Release, dated August 12, 2014, announcing the commencement of the Offering.

99.3	Selected Financial Data.